                                                     Registration No. 333-69457

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              QUALCOMM INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 95-3685934
 --------------------------------         ------------------------------------
   (State or other jurisdiction           (I.R.S. employer identification no.)
 of incorporation or organization)

                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                  858-587-1121
               --------------------------------------------------
                    (Address of principal executive offices)

                         QUALCOMM INCORPORATED 1998 NON-
                        EMPLOYEE DIRECTORS' STOCK OPTION
                                      PLAN
               --------------------------------------------------
                            (Full title of the plan)

                                IRWIN MARK JACOBS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              QUALCOMM INCORPORATED
                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                  858-587-1121
               --------------------------------------------------
           (Name, Address, and Telephone Number of Agent For Service)


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                            DEREGISTRATION OF SHARES

Effective as of February 27, 2001, the Registrant adopted the QUALCOMM Incorporated 2001 Non-Employee Directors' Stock Option Plan (the "2001 Plan"), which is intended to replace its 1998 Non-Employee Directors' Stock Option Plan (the "1998 Plan"). Accordingly, no future option grants will be made pursuant to the 1998 Plan. This Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-69457 on Form S-8, which was originally filed on December 22, 1998 (the "Registration Statement"), is filed to deregister 2,050,000 shares previously registered that remain available for future grant under the Registrant's 1998 Plan. The 2,050,000 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Plan, and the associated registration fee paid by the Registrant to register shares issuable under its 1998 Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 2001 Plan. Please note, however, that 3,906,250 shares remain subject to outstanding options previously granted under the Registrant's 1998 Plan. Accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.


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

                                    SIGNATURE


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the May 7, 2001.


                            QUALCOMM INCORPORATED



                            By: /s/ IRWIN MARK JACOBS
                               ------------------------------------------
                               Irwin Mark Jacobs, Chairman of the Board
                               and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.

             Signature                            Title                        Date
             ---------                            -----                        ----

/s/ IRWIN MARK JACOBS                 Chairman of the Board, Chief          May 7, 2001
---------------------------------     Executive Officer and Director        -----------
Irwin Mark Jacobs                     (Principal Executive Officer)


/s/ ANTHONY S. THORNLEY               Executive Vice President and          May 7, 2001
---------------------------------     Chief Financial Officer               -----------
Anthony S. Thornley                   (Principal Financial and
                                      Accounting Officer)


/s/ RICHARD C. ATKINSON               Director                              May 7, 2001
---------------------------------                                           -----------
Richard C. Atkinson

                                      Director
---------------------------------                                           -----------
Adelia A. Coffman


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


                                      Director
---------------------------------                                           -----------
Diana Lady Dougan

                                      Director
---------------------------------                                           -----------
Neil Kadisha

/s/ ROBERT E. KAHN                    Director                              May 7, 2001
---------------------------------                                           -----------
Robert E. Kahn

/s/ JEROME S. KATZIN                  Director                              May 7, 2001
---------------------------------                                           -----------
Jerome S. Katzin

/s/ DUANE A. NELLES                   Director                              May 7, 2001
---------------------------------                                           -----------
Duane A. Nelles

                                      Director
---------------------------------                                           -----------
Peter M. Sacerdote

/s/ FRANK SAVAGE                      Director                              May 7, 2001
---------------------------------                                           -----------
Frank Savage

/s/ BRENT SCOWCROFT                   Director                              May 7, 2001
---------------------------------                                           -----------
Brent Scowcroft

/s/ MARC I. STERN                     Director                              May 7, 2001
---------------------------------                                           -----------
Marc I. Stern

/s/ RICHARD SULPIZIO                  Director                              May 7, 2001
---------------------------------                                           -----------
Richard Sulpizio

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